                                                                    EXHIBIT 99-d

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                    EXHIBIT 99-D

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

The Board of Directors
DQE, Inc.
411 7th Avenue
Pittsburgh, Pennsylvania 15219

Members of the Board:

     We hereby consent to references made to our opinion letter to the Board of Directors of DQE, Inc. ("DQE"), dated April 5, 1997, in the Joint Proxy Statement/Prospectus of DQE and Allegheny Power System, Inc. under the captions "SUMMARY -- Opinions of Financial Advisors -- DQE," "THE MERGER -- Reasons for the Merger; Recommendation of the Board of Directors -- DQE" and "-- Opinions of Financial Advisors -- DQE." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          CREDIT SUISSE FIRST BOSTON CORPORATION

New York, New York
May 2, 1997